UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

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☐	Soliciting Material Pursuant to §240.14a-12

Ovid Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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April 24, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Ovid Therapeutics Inc., a Delaware corporation (“Ovid”). The meeting will be held on June 6, 2018 at 10 a.m. local time at Ovid Therapeutics Inc., 1460 Broadway, New York, New York 10036.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2017 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials including this proxy statement, our 2017 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

On behalf of the Board and the employees of Ovid, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Jeremy M. Levin

Jeremy M. Levin, DPhil, MB BChir
Chief Executive Officer

OVID THERAPEUTICS INC.

1460 Broadway, Suite 15044

New York, New York 10036

(646) 661-7661

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Time	10 a.m. local time

Date	Wednesday, June 6, 2018

Place	Ovid Therapeutics Inc., 1460 Broadway, New York, New York 10036

Purpose

(1)   To elect the nominees named in the attached proxy statement as directors, to serve on the Board for a three-year term.

(2)   To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

(3)   To conduct any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Record Date

The record date for the Annual Meeting is April 11, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at our executive offices for a period of 10 days prior to the Annual Meeting until the close of such meeting.

Voting by Proxy	You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

By order of the Board,

/s/ Ana C. Ward

Ana C. Ward, Secretary

New York, New York
April 24, 2018

i

OVID THERAPEUTICS INC.

1460 Broadway, Suite 15044

New York, New York 10036

(646) 661-7661

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2018

AT 10 A.M. LOCAL TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these Proxy Materials (as defined below) because the Board of Ovid Therapeutics Inc. (the “Board”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Ovid Therapeutics Inc., including at any adjournments or postponements thereof, to be held on Wednesday, June 6, 2018 at 10 A.M. local time at Ovid Therapeutics Inc., 1460 Broadway, New York, New York 10036. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The Proxy Materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017, are being distributed and made available on or about April 24, 2018. As used in this Proxy Statement, references to “we,” “us,” “our” and the “Company” refer to Ovid Therapeutics Inc.

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, on or about April 24, 2018, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. The Notice of 2018 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ending December 31, 2017 (collectively the “Proxy Materials”) are available to stockholders on the Internet. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.

The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our Proxy Materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 24, 2018 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after May 7, 2018.

How do I attend the annual meeting?

The meeting will be held on Wednesday, June 6, 2018 at 10 a.m. local time at Ovid Therapeutics Inc., 1460 Broadway, New York, New York, 10036. Information on how to vote in person at the annual meeting is discussed below.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 11, 2018.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 11, 2018 will be entitled to vote at the Annual Meeting. On this record date, a total of 24,617,979 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 11, 2018, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on April 11, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two Class I directors to hold office until the 2021 Annual Meeting of Stockholders; and

•	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. To vote through the internet, go to www.envisionreports.com/OVID to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 1:00 a.m., EDT on June 6, 2018 to be counted.

•	By Telephone. Call (800) 652-8683 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone vote must be received by 1:00 a.m., EDT on June 6, 2018 to be counted.

•	By Proxy Card. Complete and mail the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	In Person at the Annual Meeting. To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a Notice containing voting instructions from that organization rather than from us. You should follow the instructions in the Notice to ensure your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 11, 2018.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1: FOR election of the two Class I director nominees

Proposal 2: FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director and “For” ratification of the selection of KPMG LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by notifying our Secretary in writing at 1460 Broadway, Suite 15044, New York, New York 10036 that you are revoking your proxy;

•	by submitting another properly completed proxy with a later date;

•	by transmitting a subsequent vote over the Internet or by telephone prior to 1:00 a.m., EDT on June 6, 2018; or

•	by attending the Annual Meeting and voting in person.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 24,617,979 shares outstanding and entitled to vote. Thus, the holders of 12,308,990 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with this proposal.

What vote is required to approve each item and how are votes counted?

Proposal 1: Election of Directors. For the election of directors, the nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the selection of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2018, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than June 12, 2018. If final voting results are not available by June 12, 2018, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2019 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2019 annual meeting of stockholders (the “2019 Annual Meeting”), we must receive them on or before December 25, 2018. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2019 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2019 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Ovid Therapeutics Inc., 1460 Broadway, Suite 15044, New York, New York 10036. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 6, 2019 and March 8, 2019; provided, however, that in the event that the date of the 2019 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2019 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2019 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2019 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Ana C. Ward, our Secretary, at (646) 874-4815. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board currently is composed of six directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Currently, each class consists of one-third of the total number of directors, and each class has a three-year term. Class I consists of Ms. Duncan and Dr. Williams, Class II consists of Dr. During and Mr. Friedman, and Class III consists of Drs. Bernstein and Levin. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The term of office for the Class I directors expires in 2018. Upon the recommendation of the Nominating and Corporate Governance committee, our Board has nominated the two individuals listed in the table below for election as directors at the Annual Meeting. Dr. Williams was previously elected to our Board by our stockholders and Ms. Duncan was recommended as a director to our Board by a third-party search firm, and elected by our Board on June 14, 2017. If you elect the nominees listed below, they will each hold office until the annual meeting of stockholders in 2021 and until each of their successors has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Barbara G. Duncan	53	2018	Director	2017
Douglas Williams, PhD	60	2018	Director	2016

(1)	As of April 24, 2018

Barbara G. Duncan has served as a member of our Board since June 2017. She previously served as the Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc., a publicly held biopharmaceutical company. Prior to Intercept, Ms. Duncan held various senior leadership roles of increasing responsibility at DOV Pharmaceutical, Inc., a biotechnology company, including Chief Financial Officer and ultimately serving as Chief Executive Officer prior to DOV’s sale to Euthymics Bioscience, Inc., a biopharmaceutical company, in 2010. Ms. Duncan has also held roles in the corporate finance groups at SBC Warburg Dillon Read, Inc. and Lehman Brothers Inc. She currently serves on the boards of directors of Aevi Genomic Medicine, Inc., Jounce Therapeutics, Inc., Adaptimmune Therapeutics plc and ObsEva SA, and previously served on the board of directors of Innoviva, Inc. Ms. Duncan received her BS from Louisiana State University and her MBA from the Wharton School of the University of Pennsylvania. We believe that Ms. Duncan’s financial background and extensive experience in executive positions with several pharmaceutical companies combined with her experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities and gives her the qualifications, skills and financial expertise to serve on our Board.

Douglas Williams, PhD has served as a member of our Board since January 2016. Dr. Williams is currently a member on the Board of each of Ironwood Pharmaceuticals, Inc. and Regulus Therapeutics Inc., each a publicly held biotechnology company. Dr. Williams is President, Chief Executive Officer and a member of the Board of Codiak Biosciences, Inc., a biotechnology company, which was founded in November 2015. Prior to that, he served as Biogen Inc.’s Executive Vice President, Research and Development from January 2011 to July 2015. From 2004 to 2010, Dr. Williams served in various roles at ZymoGenetics, Inc., a former publicly held pharmaceutical company, and a subsidiary of Bristol-Myers Squibb Company, a publicly held pharmaceutical company, most recently in the role of Chief Executive Officer and a member of its Board. Dr. Williams also served as a member of the Board of each of Oncothyreon Inc. and Array BioPharma Inc. Previously, Dr. Williams held senior leadership positions within the biotechnology industry, including Chief Scientific Officer and Executive Vice President of Research and Development at Seattle Genetics, Inc., a publicly held biotechnology company, Senior Vice President and Washington Site Leader at Amgen, Inc., a publicly held biopharmaceutical company, and Executive Vice President and Chief Technology Officer at Immunex Corporation, a publicly held pharmaceutical company, which was acquired by Amgen Inc. in 2002. Dr. Williams earned his BS in Biological Sciences from the University of Massachusetts, Lowell and his PhD in Physiology from the State University of New York at Buffalo, Roswell Park Memorial Institute Division. We believe Dr. Williams’s scientific and senior leadership experience within the life sciences industry qualifies him to serve on our Board.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR

EACH OF THESE NAMED DIRECTOR NOMINEES.

Information About Our Board

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Jeremy M. Levin, DPhil, MB BChir	64	2020	Chief Executive Officer, Chairman of the Board	2014
Karen Bernstein, PhD	65	2020	Director	2015
Matthew During, MD, DSc	61	2019	President, Chief Scientific Officer and director	2014
Bart Friedman	73	2019	Director	2015

(1)	As of April 24, 2018

The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Jeremy M. Levin, DPhil, MB BChir has served as our Chief Executive Officer since March 2015 and as Chairman of our Board since April 2014. Prior to joining us, Dr. Levin served as President and Chief Executive Officer, of Teva Pharmaceutical Industries Ltd., or Teva, a publicly held pharmaceutical company, from May 2012 to October 2013. Dr. Levin joined Teva in February 2012. From September 2007 to December 2012, Dr. Levin held several roles at Bristol-Myers Squibb Company, a publicly held pharmaceutical company, finally serving as the Senior Vice President of Strategy, Alliances and Transactions. Dr. Levin also served as a member of the Executive Committee at Bristol-Myers Squibb Company. Prior to that, Dr. Levin served as Global Head of Strategic Alliances at Novartis Institutes for Biomedical Research, Inc., a division of Novartis AG, from 2002 to 2007. Previously, he served on the Board of various public and private biopharmaceutical companies, including as Chairman and Chief Executive Officer of Cadus Pharmaceuticals Corporation, a drug development company. Dr. Levin currently serves on the Board of BioCon Ltd., a publicly held biopharmaceutical company, H. Lundbeck A/S, a publicly traded pharmaceutical company, and ZappRx, Inc., an e-health company. Dr. Levin is also a serving member on the board of the Biotechnology Innovation Organization. He has also served as a practicing physician at university hospitals in England, South Africa and Switzerland. Dr. Levin earned his BA in Zoology, MA in Cell Biology and Doctorate in Chromatin Structure, all from University of Oxford, and his MB and BChir from the University of Cambridge. We believe Dr. Levin’s extensive experience in the global biotechnology and pharmaceutical industry qualifies him to serve on our Board.

Karen Bernstein, PhD has served as a member of our Board since September 2015. Prior to joining us, Dr. Bernstein co-founded BioCentury Inc., or BioCentury, a provider of clinical, regulatory and finance news for the biotechnology and pharmaceutical industries, where she served as Editor-in-Chief from its inception in August 1992 to August 2015. From September 2015 to October 2016, she also served on the Board of Vitae Pharmaceuticals, Inc., which was acquired by Allergan Holdco US, Inc. Dr. Bernstein continues to serve as Chairman of the Board of BioCentury. Dr. Bernstein earned her BA in Politics and History from Brandeis University and her PhD in Political Science from Stanford University. We believe Dr. Bernstein’s extensive knowledge of the life science industry qualifies her to serve on our Board.

Matthew During, MD, DSc is our founder and was appointed as our Chief Scientific Officer in March 2015 and has served as our President and a member of our Board since April 2014. From April 2014 to March 2015, he served as our Chief Executive Officer. Prior to founding our company, Dr. During founded NightstaRx Limited, a pharmaceutical company, in October 2013 and served as a consultant until November 2015. From February 2014 to December 2014, Dr. During served as a Senior Manager at Bridgewater Associates. Prior to that, he founded Neurologix, Inc., a pharmaceutical company, in October 1999 and served as a member of its Scientific Advisory Board until March 2012. Dr. During also co-founded Merlin Pharmaceuticals (P) Limited, a pharmaceutical company, in February 1993 and served a member of its Scientific Advisory Board until December 1994. Dr. During previously served on the faculty of Yale University as Professor of Neurosurgery from 1989 to 2000, as a Professor at Cornell University until 2006 and Ohio State University from 2006 to December 2014, where he currently serves as an Adjunct Professor. Since 2011, he has also served as a visiting Professor of Translational Neuroscience at the University of Oxford. Dr. During earned his BS, MD and DSc from the University of Auckland. He also completed fellowships at Massachusetts Institute of Technology and Harvard Medical School. We believe Dr. During’s knowledge of our company and expertise in the fields of neuroscience and genetics qualifies him to serve on our Board.

Bart Friedman has served as a member of our Board since November 2015. Mr. Friedman was a partner at Cahill Gordon & Reindel LLP, a New York law firm, since 1980 and became Senior Counsel as of January 2017. Mr. Friedman’s practice focuses on corporate governance investigations and advisory and crisis advisory. Earlier in his career, Mr. Friedman worked at the Securities and Exchange Commission, initially as Special Counsel and later as Assistant Director. Mr. Friedman currently serves as Chairman of the Board of the Sanford C. Bernstein Mutual Funds and as the lead independent director of the Board of Allied World Assurance Company Holdings, AG, a publicly held company. He currently serves as Chair of the Audit Committee of the Brookings Institution, Chair of the Audit Committee of Lincoln Center for the Performing Arts and Treasurer of the Smithsonian’s Cooper-Hewitt Museum. Mr. Friedman earned his AB from Long Island University and his JD from Harvard Law School. We believe Mr. Friedman’s broad experience advising financial institutions, global corporations and boards of directors of publicly held companies qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that all of our directors, except Dr. Levin, by virtue of his position as our Chief Executive Officer, and Dr. During, by virtue of his position as our President and Chief Scientific Officer, are independent directors within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

The Board is currently chaired by the Dr. Levin, our Chief Executive Officer. The Board has also appointed Mr. Friedman as lead independent director. The Board believes that combining the positions of Chief Executive Officer and Chairperson helps to ensure that the Board and management act with a common purpose. In the Board’s view, separating the positions of Chief Executive Officer and Chairman has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, the Board believes that combining the positions of Chief Executive Officer and Chairperson provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Chairperson is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.

The Board appointed Mr. Friedman as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Chairperson: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Chairperson, preside over meetings of the independent directors, act as liaison between the Chairperson and the independent directors, consult with the Chairperson in planning and setting schedules and agendas for Board meetings to be held during the year, and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Board believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Board believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairperson, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Board believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Chairperson.

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight.

In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

Our Board held seven meetings during the fiscal year ended December 31, 2017. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2017 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the Annual Meeting. We anticipate that a majority of the members of the Board will attend the Annual Meeting.

As required under applicable Nasdaq listing standards, in fiscal 2017, the Company’s independent, non-employee directors met five times in regularly scheduled executive sessions at which only independent directors were present. Mr. Friedman, the lead independent director, presided over the executive sessions and served as the liaison between the independent directors and the Chief Executive Officer and Chairman.

Board Committees

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is described more fully below. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the Investor & Media– Corporate Governance section of our website, www.ovidrx.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides membership and meeting information for the year ended December 31, 2017 for each committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Karen Bernstein, PhD	X	X	X*
Barbara Duncan**†	X*
Bart Friedman^†	X	X	X
Douglas Williams, PhD	X	X*	X
Total meetings in 2017	4	8	1

^	Lead Independent Director
†	Financial Expert
*	Committee Chair
**	Bart Friedman served as chair of the Audit Committee until June 14, 2017 when Barbara Duncan was appointed to the Board and to the Audit Committee, at which time Ms. Duncan became chair of the Audit Committee.

Below is a description of each committee of the Board.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance of and assesses the qualifications of the auditors;

•	determining whether to retain or terminate the existing auditors or to appoint and engage new auditors;

•	determining and approving the engagement of the auditors;

•	reviewing and approving the retention of the auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the auditors on the Company’s audit engagement team as required by applicable law;

•	conferring with management and the auditors regarding the effectiveness of internal control over financial reporting;

•	establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, and a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Drs. Bernstein and Williams, Ms. Duncan and Mr. Friedman served as members of the Audit Committee during 2017, with Mr. Friedman serving as chair of the committee. In connection with her joining the Board, Ms. Duncan was appointed to the Audit Committee on June 14, 2017 and was selected to serve as chair of the committee. Mr. Friedman continues to serve as a member of the committee. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Board also determined that Mr. Friedman and Ms. Duncan were each an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2017, the Audit Committee met four times.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Ovid Therapeutics Inc.

Audit Committee

Barbara Duncan, Chair

Karen Bernstein, PhD

Bart Friedman

Douglas Williams, PhD

Compensation Committee

The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve, or review and recommend, as applicable, the overall compensation strategy and policies for the Company, including:

•	reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers and certain other members of senior management, as appropriate;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs; and

•	reviewing and discussing with management the compensation-related disclosure to be included in our annual proxy statement or Annual Report on Form 10-K.

Drs. Bernstein and Williams, and Mr. Friedman served as members of the Compensation Committee during 2017, with Dr. Williams serving as chair of the committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards. During the fiscal year ended December 31, 2017, the Compensation Committee met eight times.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer and our Senior Vice President of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Oyster Pond Associates, LLC (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant’s independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers and directors against compensation for similarly situated executives at our peer group. Our management did not have the ability to direct the Consultant’s work.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);

•	reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board, as well as monitoring the size of the Board;

•	recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board;

•	assessing the performance of management and the Board; and

•	developing a set of corporate governance guidelines for the Company.

Drs. Bernstein and Williams and Mr. Friedman served as members of the Nominating and Corporate Governance Committee during 2017, with Dr. Bernstein serving as chair of the committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). During fiscal year ended December 31, 2017, the Nominating and Corporate Governance Committee met one time.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company’s industry and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy. In fiscal 2017, the Nominating and Corporate Governance Committee paid a fee to Catalyst Advisors to assist in the process of identifying and evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary at c/o Ovid Therapeutics Inc., 1460 Broadway, Suite 15044, New York, New York 10036. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Compensation Committee Interlocks and Insider Participation

During 2017, our Compensation Committee consisted of Drs. Bernstein and Williams, and Mr. Friedman. None of the members of our Compensation Committee has at any time during the last fiscal year been one of our officers or employees. None of our executive officers currently serves, or in the last fiscal year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. Further, no member of our Compensation Committee had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.ovidrx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on its website.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website under the heading “Investor & Media – Corporate Governance” at www.ovidrx.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2015. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual will be required to ratify the selection of KPMG LLP.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by KPMG LLP for the fiscal years ended December 31, 2017 and 2016, by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2017	2016
Audit Fees (1)	$1,043,554	$221,989
Audit-related fees	—	—
Tax fees	—	—
All other fees	1,938	1,795

Total Fees	$1,045,492	$223,784

(1)	Audit fees consist of fees for our quarterly reviews and audit of our annual financial statements and fees related to our initial public offering.
(2)	Other fees consist of expenses to attend KPMG seminars and research subscription.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;

•	such services were not recognized as non-audit services at the time of the relevant engagement; and

•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

The Audit Committee elected to delegate pre-approval authority to the chairperson of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chairperson shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the date of this proxy statement:

Name	Age	Position(s)
Jeremy M. Levin, DPhil, MB BChir	64	Chief Executive Officer, Chairman of the Board
Mathew During, MD, DSc	61	President, Chief Scientific Officer and director
Amit Rakhit, MD, MBA	48	Chief Medical and Portfolio Management Officer
Dirk Haasner, PhD, MPM	53	Senior Vice President, Global Regulatory Affairs
Yaron Werber, MD, MBA	46	Chief Business and Financial Officer and Treasurer
Ana C. Ward, MS, MBA	50	Senior Vice President, General Counsel and Secretary
Timothy Daly	46	Senior Vice President, Finance and Corporate Controller

Jeremy M. Levin, DPhil, MB BChir. Biographical information for Dr. Levin is included above with the director biographies under the caption “Continuing Directors.”

Mathew During, MD, DSc. Biographical information for Dr. During is included above with the director biographies under the caption “Continuing Directors.”

Amit Rakhit, MD, MBA has served as our Chief Medical and Portfolio Management Officer since March 2016. Prior to joining us, Dr. Rakhit served as Senior Vice President, Worldwide Medical at Biogen Inc., a publicly held biotechnology company, from March 2014 to March 2016 and as Vice President, Program Leadership & Management from June 2011 to February 2014. Prior to that, he worked at Bristol-Myers Squibb Company from August 2001 to June 2011, where he most recently served as Vice President, Intercontinental Medical. Dr. Rakhit earned his BA in Molecular Biology from the University of California, Berkeley, his MD from Tufts University School of Medicine, his MS from Vanderbilt University School of Medicine and dual MBAs from the London Business School and Columbia University. Dr. Rakhit completed his fellowship in pediatric cardiology at Harvard Medical School.

Dirk Haasner, PhD, MPM has served as our Senior Vice President, Global Regulatory Affairs since March 2016. Dr. Haasner previously served as our Vice President, Global Regulatory Affairs from December 2015 to March 2016. Prior to joining us, Dr. Haasner was Vice President Regulatory and Medical Affairs, and Vice President Regulatory Strategy and Policy at Lundbeck USA, Inc., a H. Lundbeck A/S subsidiary, from February 2002 to November 2015, with responsibility for all FDA interactions on several marketed orphan drugs and all Lundbeck development compounds. From 1994 to 2002, Dr. Haasner was employed at F. Hoffmann-La Roche AG, a publicly held healthcare company, where he held positions of increasing responsibility in global product development and global strategic marketing before being appointed Global Life-cycle Leader. Dr. Haasner co-founded the biotech start-up 4-Antibody AG that was acquired in 2014 by Agenus Inc., a publicly held biotechnology company. Dr. Haasner obtained a MSc in Molecular Biology at the University of Basel, Switzerland, a PhD in Cell Biology and Immunology at the Basel Institute for Immunology, and holds a postgraduate degree in Pharmaceutical Medicine from the EUCOR Universities Basel, Strasbourg and Freiburg.

Yaron Werber, MD, MBA has served as our Chief Business Officer since July 2016, as our Chief Financial Officer since June 2015, as our Treasurer since April 2017 and as our Secretary from July 2015 to September 2017. Prior to joining us, Dr. Werber worked at Citigroup Global Markets Inc. from March 2004 to June 2015, where he most recently served as a Managing Director, starting December 2011, and the Head of U.S. Healthcare and Biotech Equity Research teams. Previously, Dr. Werber was a Senior Biotech Analyst and Vice President at SG Cowen Securities Corporation. He began his career in academic research and was director of business development at NotifyMD, Inc., an e-health company. Dr. Werber earned his BS in Biology from Tufts University and a combined MD/MBA degree from Tufts University School of Medicine.

Ana C. Ward Esq., MS, MBA has served as our Senior Vice President, General Counsel and Secretary since September 2017. Ms. Ward previously served as General Counsel, Executive Vice President Patient Access and Corporate Development, and Board Secretary of Rosetta Genomics, Ltd., a publicly held biotechnology company, from March 2016 to August 2017. Prior to Rosetta Genomics, Ms. Ward served as Chief Operating Officer of AptamiR Therapeutics, Inc., a biotechnology company, from October 2015 to February 2016. Prior to that, Ms. Ward held a series of leadership roles within the Ambion family of companies from [month] 2006 to April 2015, including Ambion, Inc., which was acquired by Applied Biosystems in 2006, Asuragen, Inc., a privately held spin-off of Ambion, Inc., and Mirna Therapeutics, Inc., a privately held spin-off of Asuragen, Inc. which was acquired by Synlogic, Inc. in August 2017. Ms. Ward earned her BA in French, has MS in Molecular Biology and her MBA from the University of Texas, Austin, and her JD from the University of Texas Law School. Ms. Ward also earned an MS in Bioscience Regulatory Affairs from Johns Hopkins University.

Timothy Daly has served as our Senior Vice President, Finance since January 2018 and as our Corporate Controller since September 2015. Mr. Daly previously served as Vice President, Finance from September 2015 to January 2018. Prior to joining us, Mr. Daly was Vice President of Finance and Corporate Controller at Advanced Health Media LLC from August 2013 to September 2015, a global provider of technology to healthcare professionals. From December 2011 to August 2013, Mr. Daly served as Vice President, Controller and Chief Accounting Officer at Enzon Pharmaceuticals, Inc., a publicly held pharmaceuticals company. Prior to that, from 1999 to 2011, he served in various operation finance roles during his 12-year tenure at ImClone Systems Incorporated, a wholly owned subsidiary of Eli Lilly and Company, and most recently as Director of Finance. Mr. Daly earned his BS in accounting from Rider University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeremy Levin, DPhil, MB BChir.	2017	515,000	1,384,999	218,875	10,800	2,129,674
Chief Executive Officer	2016	500,000	784,277	250,000	5,000	1,539,277
Mathew During, MD, DSc	2017	463,500	947,335	161,298	4,500	1,576,633
President and Chief Scientific Officer
Yaron Werber, MD, MBA	2017	412,000	1,085,840	125,454	10,237	1,633,531
Chief Business and Financial Officer and Treasurer

(1)	The amounts reported in this column represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”). See note 6 of Notes to Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)	The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of 85% of company corporate objectives and individual goal achievements and other factors deemed relevant by the Board and Compensation Committee. For 2017, the Compensation Committee determined that Drs. Levin, During and Werber were entitled to 85%, 87% and 87% of his target bonus, respectively.
(3)	Unless otherwise indicated, the amounts reported in this column reflect the contributions by us to the named executive officer’s 401(k) plan account.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2017:

	Option Awards
Name and Principal Position	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price $	Option Expiration Date
Jeremy M. Levin, DPhil, MB BChir	6/8/2015	6/8/2015		232,558	139,535	(1)(2)	—	8.20	6/8/2025
Chief Executive Officer	7/11/2016	1/1/2016		89,146	96,900	(1)(2)	—	6.26	7/11/2026
	1/19/2017	1/1/2017		—	232,558	(1)(2)	—	8.50	1/19/2027
Mathew During, MD, DSc	6/8/2015	6/8/2015		232,558	139,535	(1)(3)	—	8.20	6/8/2025
President and Chief Scientific Officer	7/11/2016	1/1/2016		35,658	38,760	(1)(3)	—	6.26	7/11/2026
	1/19/2017	1/1/2017		—	89,302	(1)(3)	—	8.50	1/19/2027
	1/19/2017	1/19/2017		—	69,767	(1)(3)	—	8.50	1/19/2027
Yaron Werber, MD, MBA	6/8/2015	6/8/2015		290,697	174,419	(1)(3)	—	8.20	6/8/2025
Chief Business and Financial Officer	7/11/2016	1/1/2016		35,655	38,763	(1)(3)	—	6.26	7/11/2026
	1/19/2017	1/1/2017		—	89,302	(1)(3)	—	8.50	1/19/2027
	1/19/2017	1/19/2017	(4)	93,022	—	(1)(3)	—	8.50	1/19/2027	(4)
	8/8/2017			—	—		50,000	7.17

(1)	25% of the shares underlying this option vested on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter.
(2)	Pursuant to Dr. Levin’s employment agreement, any unvested shares underlying his option will become fully vested and exercisable upon a change in control or a covered termination (as each term is defined in his employment agreement).
(3)	Pursuant to Dr. During’s and Dr. Werber’s employment agreements, any unvested shares underlying their option will become fully vested and exercisable upon a change in control termination (as defined in the applicable employment agreement).
(4)	100% of the shares underlying this option will vest upon the achievement of certain performance criteria if achieved on or before August 9, 2018, subject to continued service. This option will expire on August 10, 2018 if the performance criteria is not met.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment or change in control of our company. Furthermore, each of our named executive officers has executed a form of our standard proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below. The following table sets forth the 2017 and 2018 base salaries for our named executive officers:

Named Executive Officer	2017 Annual Base Salary ($)	2018 Annual Base Salary ($)
Jeremy M. Levin, DPhil, MB BChir Chief Executive Officer	515,000	530,450
Mathew During, MD, DSc President, Chief Scientific Officer	463,500	477,405
Yaron Werber, MD, MBA Chief Business and Financial Officer and Treasurer	412,000	424,360

Agreement with Dr. Levin

We entered into an amended and restated employment agreement with Dr. Levin, which became effective on May 4, 2017. Pursuant to this agreement, Dr. Levin is entitled to an annual base salary as may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of at least 50% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. In addition, if our Board determines that 100% of our written objectives and Dr. Levin’s individual objectives have been achieved for a given calendar year, Dr. Levin’s agreement provides that his base salary shall be adjusted for the following calendar year such that it is approximately equal to the 75th percentile of base salaries of peer group public company chief executive officers, as determined by Radford or another reputable compensation consultant selected by our Board. Additionally, Dr. Levin is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below for additional information.

Agreement with Dr. During

We entered into an amended and restated employment agreement with Dr. During, which became effective on May 4, 2017. Pursuant to his employment agreement, Dr. During is entitled to an annual base salary as may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of up to 40% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. In addition, if our Board determines that 100% of our written objectives and Dr. During’s individual objectives have been achieved for a given calendar year, Dr. During’s agreement provides that his base salary shall be adjusted for the following calendar year such that it is approximately equal to the 75th percentile of base salaries of peer group public company chief scientific officers and/or presidents, as determined by Radford or another reputable compensation consultant selected by our Board. Additionally, Dr. During is entitled to certain severance benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below for additional information.

Agreement with Dr. Werber

We entered into an amended and restated employment agreement with Dr. Werber, which became effective on May 4, 2017. Pursuant to this agreement, Dr. Werber is entitled to an annual base salary as may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of up to 35% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. In addition, if our Board determines that 100% of our written objectives and Dr. Werber’s individual objectives have been achieved for a given calendar year, Dr. Werber’s agreement provides that his base salary shall be adjusted for the following calendar year such that it is approximately equal to the 75th percentile of base salaries of peer group public company chief financial officers, as determined by Radford or another reputable compensation consultant selected by our Board. Additionally, Dr. Werber is entitled to certain severance benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below for additional information.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his term of service, including salary and accrued unused vacation pay.

Termination Payments and Benefits

Under the terms of their respective employment agreements, each of our named executive officers is eligible to receive the following severance payments and benefits upon a termination without “cause” or due to “permanent disability,” or upon “resignation for good reason,” each as defined below, or in the case of Dr. Levin due to death, contingent upon the named executive officer’s delivery to us of a satisfactory release of claims:

•	A severance amount, for Drs. Levin and During, equal to the sum of named executive officer’s monthly base salary plus one-twelfth of the target annual performance bonus paid to the named executive officer for the year preceding the year in which the termination occurs, multiplied by 36, payable over 36 months following termination in accordance with our standard payroll procedures.

•	A severance amount, for Dr. Werber, equal to Dr. Werber’s monthly base salary plus one-twelfth of the target annual performance bonus paid to Dr. Werber for the year preceding the year in which the termination occurs multiplied by 24, payable over 24 months following termination in accordance with our standard payroll procedures.

•	A monthly taxable cash payment equal to the premiums for the named executive officer, his spouse and his dependents for coverage under our group health plan in effect on the termination date, grossed up for all taxes owed by the named executive officer on such payment, for 36 months following termination for Drs. Levin and During and 24 months following termination for Dr. Werber, or in each case if earlier, until the named executive officer becomes covered under a health insurance plan of a subsequent employer.

•	The vesting of all outstanding stock options and any other equity incentive awards held by the named executive officers as of the termination date will be accelerated in full, the period during which each stock option may be exercised will be extended to the latest date permitted under the 2014 Plan, and any reacquisition or repurchase rights applicable to any shares issued or issuable to the named executive officers under any other stock award pursuant to any equity incentive plan of the Company will lapse.

•	The reimbursement of legal fees incurred in connection with review of the release agreement of up to $50,000 for Drs. Levin and During and up to $25,000 for Dr. Werber.

•	Administrative and secretarial support, for Dr. Levin, for 36 months following the termination date or if earlier, until he obtains new full-time employment with administrative support.

Change in Control Payments and Benefits

Under the terms of the employment agreements, each of our named executive officers is eligible to receive certain payments and benefits in connection with a “change in control,” as defined below, in lieu of the severance payments and benefits described above.

Dr. Levin. If Dr. Levin is our employee on the date of a change in control, he will be eligible to receive a bonus payment equal to the sum of Dr. Levin’s monthly base salary plus one-twelfth of the target annual performance bonus paid to Dr. Levin for the year preceding the year in which the change in control occurs, multiplied by 36, payable over 36 months in accordance with our standard payroll procedures. In addition, upon a change in control, the vesting of all outstanding stock options and other equity incentive awards held by Dr. Levin as of the date of the change in control will be accelerated in full, and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Levin under any other stock award pursuant to any equity incentive plan of the Company will lapse.

Dr. During and Dr. Werber. If Drs. During’s or Werber’s employment is terminated without “cause” or due to “permanent disability” or upon his “resignation for good reason,” each as defined below, within three months before or twelve months following the date of a change in control, contingent upon his delivery to us of a satisfactory release of claims, he will be eligible to receive the following severance payments and benefits:

•	A severance amount equal to the sum of the executive officer’s monthly base salary plus one twelfth of the target annual performance bonus paid to the executive officer for the year preceding the year in which the termination occurs, multiplied by 36 for Dr. During and multiplied by 24 for Dr. Werber, payable over 36 or 24 months following termination, as applicable, in accordance with our standard payroll procedures.

•	A monthly taxable cash payment equal to the premiums for the named executive officer, his spouse and his dependents for coverage under our group health plan in effect on the termination date, grossed up for all taxes owed by the named executive officer on such payment, for 36 months following termination for Dr. During, and for 24 months following termination for Dr. Werber, or in each case if earlier, until he becomes covered under a health insurance plan of a subsequent employer.

•	The vesting of all outstanding stock options and any other equity incentive awards held by the named executive officer as of the termination date will be accelerated in full, the period during which each stock option may be exercised will be extended to the latest date permitted under the 2014 Plan, and any reacquisition or repurchase rights applicable to any shares issued or issuable to the named executive officer under any other stock award pursuant to any equity incentive plan of the Company will lapse.

•	The reimbursement of legal fees incurred in connection with review of the release agreement of up to $50,000 for Dr. During and up to $25,000 for Dr. Werber.

For purposes of each of the employment agreements with our named executive officers:

•	“cause” means a determination by us based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of our confidential information or trade secrets, which use or disclosure causes harm to the Company; (ii) material breach of any agreement to which we and the named executive officer are a party resulting in harm to the Company; (iii) failure to comply with our written policies or rules resulting in material harm to the Company; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state; (v) negligence or willful misconduct relating to the named executive officer’s performance of his duties on behalf of the Company resulting in material harm to the Company; (vi) continuing failure to perform material and lawful assigned duties after receiving written notification of the failure from the chief executive officer; (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or our directors, officers or employees, if we have requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer; (viii) violation of employee or ethical guidelines including, without limitation, violations of business practices and ethics commonly in place in similar companies in the United States; or (ix) violation of the code of conduct as stipulated and agreed to in the signed Lundbeck agreement, dated as of March 25, 2015, with H. Lundbeck A/S. With respect to clause (vi), Dr. Levin will be given written notice from the Board.

•	“change in control” means: (i) the acquisition by a natural person or entity of our securities representing more than 50% of our combined voting power other than by a merger, consolidation or similar transaction, except for certain transactions that are primarily a private financing for the Company or that result in an increase to the level of ownership above the specified level solely as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own, directly or indirectly, more than 50% of the combined voting power of the surviving entity or its parent; or (iii) a consummated sale, lease, license or other disposition of all or substantially of our assets other than to certain related parties.

•	“resignation for good reason” means the named executive officer’s resignation from all employee positions he then holds with us within 90 days following any of the following events taken without the named executive officer’s consent, provided the named executive officer has given us written notice of the event within 30 days after the first occurrence of the event and we have not cured the event within 30 days thereafter:

•	a material decrease in the named executive officer’s annual base salary, other than in connection with a decrease in compensation for all comparable executives of the Company;

•	the named executive officer’s duties or responsibilities are materially diminished (not simply a change in title or reporting relationship), other than in connection with a change in control following which the Company survives as a separate legal entity or business unit and the named executive officer holds materially the same position in the legal entity or business unit as he held before the change in control;

•	a relocation of the named executive officer’s principal place of work outside of a 50-mile radius of its current location;

•	our material breach of the named executive officer’s employment agreement; or

•	only for Dr. Werber, his title is changed other than in connection with a promotion.

•	“permanent disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

In addition, Dr. Levin’s stock option agreement for his grant in June 2015 provides that upon a change in control, in addition to the accelerated vesting provisions set forth in his employment agreement, the period during which Dr. Levin’s stock options may be exercised will be extended through the end of the 10-year term of the stock option. The equity awards that we have granted, and may in the future grant, to our named executive officers under our equity incentive plans are also subject to the termination and change in control provisions of such plans.

Health and Welfare Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees.

401(k) Retirement Plan

We maintain a defined contribution retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions, which are not taxable when distributed). Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $18,000 for 2016 and 2017. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2016 and 2017 may be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary and matching contributions, subject to established limits and a vesting schedule. We make matching contribution equal to 100% of salary deferrals that do not exceed 3% of compensation plus 50% of salary deferrals between 3% and 5% of compensation.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, pursuant to which each non-employee director receives an annual base retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for board services, as applicable:

•	each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, receives an additional annual retainer of $5,000; and

•	each chairperson of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $12,500.

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, each non-employee director elected to the Board will receive an initial one-time option to purchase 11,627 shares of our common stock. The shares subject to each such stock option will vest monthly over a three-year period, subject to the director’s continued service as a director. Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on the Board will receive an option to purchase 5,813 shares of our common stock. The shares subject to each such stock option will vest in full on the date that is 12 months after the grant date, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Director Compensation

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2017 for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below:

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2017. Each of Drs. Levin and During also served on the Board, but did not receive any additional compensation for their service as a director and therefore are not included in the table below. The compensation for Dr. Levin as an executive officer is set forth above under “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)		Total ($)
Karen Bernstein, PhD	68,568	70,926	(2)	139,494
Barbara G. Duncan	31,428	109,295	(3)(4)	140,723
Bart Friedman	60,098	70,926	(2)	131,024
Douglas Williams, PhD	66,904	70,926	(2)	137,830

(1)	The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted to our directors as computed in accordance with ASC Topic 718. See note 6 of Notes to Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)	Represents an option to purchase 11,909 shares of our common stock granted in January 2017 at an exercise price of $8.50 per share. Twenty-five percent vested on January 1, 2018 with the remaining shares vesting in 36 equal monthly installments, subject to the director’s continued service.
(3)	Represents an option to purchase 11,627 shares of our common stock granted in June 2017 at an exercise price of $13.91 per share. Beginning in July 2017, 1/36th of the shares subject to the option began vesting monthly, subject to the director’s continued service.
(4)	The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2017:

Name	Option Awards Outstanding at Year-End (#)
Karen Bernstein, PhD	80,308
Barbara G. Duncan	11,627
Bart Friedman	80,308
Douglas Williams, PhD	80,308

Indemnification

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan	4,022,313	7.94	—	(1)
2017 Equity Incentive Plan	276,489	10.01	2,858,985	(2)
2017 Employee Stock Purchase Plan	—	—	279,069	(3)
Equity compensation plans not approved by security holders	—	—	—

Total	4,298,802		3,138,054

(1)	No further grants were made under our 2017 Equity Incentive Plan after the completion of our initial public offering on May 4, 2017.
(2)	The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2017 Equity Incentive Plan, an additional 1,230,312 shares were added to the number of available shares effective January 1, 2018.
(3)	The number of shares of common stock reserved for issuance under the 2017 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 550,000 shares or (iii) such lesser number of shares determined by our Board. Pursuant to the terms of the 2017 Employee Stock Purchase Plan, an additional 246,062 shares were added to the number of available shares effective January 1, 2018.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Parties

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, all of the parties, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee or another independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties under the same or similar circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Party Transactions

We describe below transactions and series of similar transactions since January 1, 2017 to which we were a party or will be a party, and in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled “Executive Officer and Director Compensation — Employment Agreements” and “Director Compensation — Cash and Equity Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.

Series B-1 Convertible Preferred Stock Purchase Agreement with Takeda

On January 6, 2017, we entered into a license and collaboration agreement with Takeda Pharmaceutical Company Limited (“Takeda”), pursuant to which Takeda granted to us an exclusive license to commercialize the compound TAK-935, which we now refer to as OV935, in certain territories, and a co-exclusive worldwide license, together with Takeda, to develop OV935. In consideration of the Takeda license agreement, we issued 1,781,996 shares of our Series B-1 convertible preferred stock, pursuant to a Series B-1 preferred stock purchase agreement (the “Stock Purchase Agreement”) at an ascribed price per share of $14.513 on January 6, 2017. Each share of Series B-1 convertible preferred stock issued to Takeda automatically converted into one share of our common stock upon the completion of our initial public offering. As a result of the issuance of the shares of Series B-1 convertible preferred stock to Takeda, Takeda became a holder of more than 5% of our capital stock.

Under the license agreement, we are obligated to pay Takeda future payments if and when certain milestones are achieved. Upon the first patient enrollment in the first Phase 3 trial for the first of the initial indications on which we and Takeda are focused, we are obligated to issue to Takeda the number of unregistered shares of our common stock equal to the lesser of (a) 8% of our outstanding capital stock on the issuance date or (b) $50.0 million divided by the closing bid price on the issuance date, unless certain events occur. In the event such payment would cause Takeda to own over 19.99% of our outstanding capital stock or other events occur, such payment must be paid in cash. The remaining potential global commercial and regulatory milestone payments equal approximately $35.0 million and can be satisfied in cash or unregistered shares of our common stock at our election, unless certain events occur.

Under the Takeda stock purchase agreement, Takeda is subject to a standstill commencing on the closing of this offering and ending two years after the first commercial sale by us of a certain product, unless earlier terminated upon certain events. Takeda also agreed not to sell or otherwise transfer its shares to non-affiliates until the earlier of the expiration of the standstill restrictions and the public release of certain data that may be released under the Takeda license agreement. Takeda is, however, permitted to sell or transfer up to 1% of our outstanding capital stock in each quarter and or except as otherwise approved by our board of directors.

Pursuant to the Stock Purchase Agreement, Takeda has also agreed to vote its shares on certain matters in accordance with the holders of a majority of our shares of common stock until the earlier of the termination of the license agreement, our change in control, a sale of all or substantially all of our assets or the first date after the completion of this offering and after Takeda’s first milestone payment is paid on which Takeda owns less than 10% of our outstanding voting power. In the event Takeda fails to vote in accordance with these obligations, our chief executive officer at such time, as Takeda’s proxy and attorney-in-fact, may represent and vote on behalf of Takeda.

Takeda has also agreed that it will not beneficially own more than 19.99% of our outstanding common stock. We also agreed not to repurchase any shares of our capital stock that would cause Takeda to beneficially own more than 19.99% of our outstanding common stock.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement, dated January 6, 2017, with the holders of our convertible preferred stock and certain holders of our common stock, including Shira Capital LLP, Takeda, Divo Holdings, LLC, Dr. Levin, our Chief Executive Officer and Chairman of our Board, and Dr. During, our President and Chief Scientific Officer. This agreement provides that these holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we otherwise file. In addition to the registration rights, this agreement provides for certain information rights and rights of first refusal in favor of holders of our convertible preferred stock with regard to certain issuances of our capital stock. The information rights and rights of first refusal terminated immediately prior to the completion of our initial public offering. The registration rights will terminate upon the earliest of (1) the closing of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect, (2) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act and (3) five years after the completion of our initial public offering.

Participation in Our Initial Public Offering

The following table summarizes the participation in our initial public offering by certain parties and their affiliated entities in which a related party had a direct or indirect material interest:

Participant	Common Stock Purchased in the Initial Public Offering (#)	Aggregate Purchase Price ($)
Entities Affiliated with FMR LLC	1,069,700	16,045,500

Other Transactions

We have entered into various employment related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the section titled “Executive Officer and Director Compensation—Executive Compensation—Employment Arrangements.”

We entered into indemnification agreements with each of our current directors and executive officers. See the section titled “Executive Officer and Director Compensation — Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 1, 2018, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 1, 2018. Options to purchase shares of our common stock that are exercisable within 60 days of April 1, 2018, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 24,617,979 shares of our common stock outstanding as of April 1, 2018. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Ovid Therapeutics Inc., 1460 Broadway, Suite 15044, New York, New York 10036.

	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Greater than 5% Stockholders:
Takeda Pharmaceutical Company Limited(1)	1,781,996	7.2
FMR LLC(2)	1,473,873	6.0
Directors and Named Executive Officers:
Jeremy M. Levin, DPhil, MB BChir(3)	5,559,467	22.17
Matthew During, MD, DSc(4)	5,047,154	20.20
Yaron Werber, MD, MBA(5)	506,170	2.01
Karen Bernstein, PhD(6)	48,713	*
Barbara G. Duncan(7)	3,552	*
Bart Friedman(8)	45,079	*
Douglas Williams, PhD(9)	46,290	*
All current executive officers and directors as a group (11 persons)(10)	11,618,449	43.9

*	Represents beneficial ownership of less than 1%.
(1)	The address for Takeda Pharmaceutical Company Limited is 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan.
(2)	Based on a Schedule 13G filed on February 13, 2018, FMR LLC (“FMR”) holds sole dispositive power over 1,473,873 shares of common stock and sole voting power over 14,062 shares of common stock. FMR reported its securities holdings in the Company on behalf of itself and certain of its affiliates and subsidiaries. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)	Includes (a) 4,601,529 shares held directly by Dr. Levin, (b) 465,116 shares held by DSL-EAL Holdings LLC, a limited liability company managed by Dr. Levin, (c) 35,461 shares held by Divo Holdings, LLC, a limited liability company managed by Margery Feldberg, Dr. Levin’s spouse, and (d) 457,361 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2018.
(4)	Includes (a) 4,679,407 shares held directly by Dr. During and (b) 367,748 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2018.
(5)	Includes (a) 831 shares held directly by Dr. Werber and (b) 505,339 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2018.

(6)	Includes solely 48,713 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2018.
(7)	Includes solely 3,552 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2018.
(8)	Includes solely 45,079 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2018.
(9)	Includes solely 46,290 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2018.
(10)	Consists of (i) 9,786,690 shares of common stock held by all executive officers and directors as a group and (ii) 1,831,759 shares that all executive officers and directors as a group have the right to acquire from us within 60 days of April 1, 2018 pursuant to the exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Ovid Therapeutics Inc. Direct your written request to Ovid Therapeutics Inc., 1460 Broadway, Suite 15044, New York, New York 10036, Attn: Ana C. Ward, Secretary, or contact Ms. Ward at (646) 874-4815). Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2017 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

/s/ Ana C. Ward

Ana C. Ward Secretary

April 24, 2018

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to: Ovid Therapeutics Inc., 1460 Broadway, Suite 15044, New York, New York 10036, Attn: Ana C. Ward, Secretary.

Electronic Voting Instructions Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on June 6, 2018.

Vote by Internet • Go to www.envisionreports.com/OVID • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1.	Election of Directors:	For	Withhold		For	Withhold
	01 - Douglas Williams	☐	☐	02 - Barbara Duncan	☐	☐
For Against Abstain

2.	Ratification of the selection of the independent registered public accounting firm.			☐ ☐ ☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, partnership or other entity, please sign full entity name by authorized officer, giving full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02TVRC

2018 Annual Meeting of

Ovid Therapeutics Inc. Stockholders

Wednesday, June 6, 2018, 10:00 a.m. Local Time

Ovid Therapeutics Inc. Corporate Offices

1460 Broadway, Suite 15044

New York, NY 10036

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Notice of 2018 Annual Meeting of Stockholders

1460 Broadway, Suite 15044, New York, NY 10036

Proxy Solicited by Board of Directors for Annual Meeting – June 6, 2018

Jeremy M. Levin and Ana C. Ward, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Ovid Therapeutics Inc. to be held on June 6, 2018 or at any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)